BlackRock Liquidity Funds:
                              TempFund

For the Period
Ended:
04/30/2008


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner &
Smith Incorporated , for the period
November 1, 2007 through April 30, 2008.


              PURCHASES (IN THOUSANDS)
TRANSACTION DATE                 11/02/07
FACE AMOUNT                      $103,200
SECURITY DESCRIPTION             Windmill Funding Corp
RATE                             4.68
DUE DATE                         12/11/07


TRANSACTION DATE                 11/02/07
FACE AMOUNT                      $216,000
SECURITY DESCRIPTION             Clipper Receivables Company LLC
RATE                             4.68
DUE DATE                         12/12/07


TRANSACTION DATE                 11/02/07
FACE AMOUNT                      $248,128
SECURITY DESCRIPTION             Barton Capital LLC
RATE                             4.66
DUE DATE                         12/07/07


TRANSACTION DATE                 11/26/07
FACE AMOUNT                      $182,000
SECURITY DESCRIPTION             Amsterdam Funding Corp
RATE                             5.00
DUE DATE                         12/24/07


TRANSACTION DATE                 11/26/07
FACE AMOUNT                      $135,500
SECURITY DESCRIPTION             Windmill Funding Corp
RATE                             5.02
DUE DATE                         12/24/07


TRANSACTION DATE                 01/03/08
FACE AMOUNT                      $248,000
SECURITY DESCRIPTION             NORDEA NORTH AMERICA
RATE                             4.45
DUE DATE                         04/07/08

TRANSACTION DATE                 03/14/08
FACE AMOUNT                      $135,408
SECURITY DESCRIPTION             FALCON ASSET SECURITIZATION
                                   COMPANY
RATE                             2.90
DUE DATE                         04/18/08


TRANSACTION DATE                 03/20/08
FACE AMOUNT                      $142,571
SECURITY DESCRIPTION             BARTON CAPITAL CORP
RATE                             2.70
DUE DATE                         03/24/08


TRANSACTION DATE                 03/20/08
FACE AMOUNT                      $222,593
SECURITY DESCRIPTION             PARK AVENUE RECEIVABLES CO LLC
RATE                             2.75
DUE DATE                         03/24/08


TRANSACTION DATE                 04/01/08
FACE AMOUNT                      $274,000
SECURITY DESCRIPTION             PARK AVENUE RECEIVABLES CO LLC
RATE                             2.80
DUE DATE                         05/02/08


TRANSACTION DATE                 04/17/08
FACE AMOUNT                      $  414,000
SECURITY DESCRIPTION             Thames Asset Global Securities
RATE                             2.92
DUE DATE                         05/19/08